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                                                               EXHIBIT 12.1

                           CNA FINANCIAL CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
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YEAR ENDED DECEMBER 31                                                   1994        1993        1992        1991        1990
(In millions of dollars, except ratios)
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
Income before income tax and cumulative effect of accounting changes... $(134.0)    $ 93.5      $(1,374.9)  $555.9      $101.0
Add:
 Interest expense .....................................................    70.5       36.3           36.7     38.3        19.9
 Interest element of operating lease rental............................    19.1       18.2           17.6     17.6        16.8
                                                                          -----      -----        -------    -----       -----
Income before income tax and cumulative effect of
 accounting changes, as adjusted....................................... $ (44.4)    $148.0      $(1,320.6)  $611.8      $137.7
                                                                          =====      =====        =======    =====       =====
Fixed charges:
 Interest expense ..................................................... $  70.5     $ 36.3      $    36.7   $ 38.3      $ 19.9
 Interest element of operating lease rental............................    19.1       18.2           17.6     17.6        16.8
                                                                          -----      -----        -------    -----       -----
Fixed charges ......................................................... $  89.6     $ 54.5      $    54.3   $ 55.9      $ 36.7
                                                                          =====      =====        =======    =====       =====
Ratio of earnings to fixed charges (1).................................    (0.5)       2.7          (24.3)    10.9         3.8
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(1) For purposes of computing this ratio, earnings consist of income before income taxes and cumulative effect of accounting changes plus fixed charges of consolidated companies. Fixed charges consist of interest and that portion of operating lease rental expense which is deemed to be an interest factor for such rentals.